UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant   ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Enzo Biochem, Inc.
(Name of Registrant as Specified In Its Charter)
ROUMELL ASSET MANAGEMENT, LLC MATTHEW M. LOAR JAMES C. ROUMELL EDWARD TERINO
(Name Of Person(s) Filing Proxy Statement, If Other Than The Registrant)

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Roumell Asset Management, LLC, together with the other participants named herein (collectively, “RAM”), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (the “SEC”), to be used to solicit votes for the election of its two highly-qualified director nominees at the 2020 annual meeting of shareholders (including any other meeting of shareholders held in lieu thereof, and adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”) of Enzo Biochem, Inc., a New York corporation (the “Company”), and for the approval of two business proposals to be presented at the Annual Meeting.

On December 2, 2020, the Company announced that it is conducting a conference call today at 4:30 p.m. Eastern Time with analysts and investors to discuss the Company’s first quarter 2021 earnings. RAM believes analysts and investors in the Company should want answers to some critical questions during the conference call. RAM encourages the Company’s management to proactively address these questions during the call, or, failing that, for analysts and investors to ask management these questions during the time allotted for questions and answers:

●	Why doesn’t the Company believe that accepting RAM’s notice of its intent to submit nominations and proposals in connection with the upcoming Annual Meeting, which was submitted nearly two weeks ago, is in the best interest of shareholders?

●	Why is it fair for the Company to unilaterally appoint two new directors (to replace shareholder-nominated directors) after October 6, 2020 (the date retrospectively set as the last date that shareholders could submit nominations based on the date of the Annual Meeting confirmed in the Company’s “definitive” proxy statement) but then not provide shareholders an opportunity to nominate candidates to replace these appointed directors?

●	Why did Elazar Rabbani and Barry W. Weiner receive bonuses from federal Paycheck Protection Program funds? And why has the Company failed to tie bonuses to specific performance metrics, despite having received shareholder feedback to the contrary on this very topic?

●	Why is the Company spending shareholders’ capital on suing its largest shareholder, after having already spent $4.1 million in fiscal year 2020 to unsuccessfully defend against such shareholder in a proxy fight? What long-term shareholder interest does this litigation serve?

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

RAM STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO RAM.

The participants in the proxy solicitation are Roumell Asset Management, LLC, Matthew M. Loar, James C. Roumell and Edward Terino (collectively, the “Participants”).

As of the date hereof, Roumell Asset Management, LLC beneficially owns 2,769,479 shares of common stock, $0.01 par value per share (the “Common Stock”) of the Company. Mr. Roumell, as the President of Roumell Asset Management, LLC, may be deemed the beneficial owner of the 2,769,479 shares of Common Stock beneficially owned by Roumell Asset Management, LLC. As of the date hereof, none of Messrs. Loar or Terino own any shares of Common Stock.